UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
THE PNC FINANCIAL SERVICES GROUP, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The PNC Financial Services Group, Inc.
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2020
The following Notice of Change of Location relates to the proxy statement of The PNC Financial Services Group, Inc. ("PNC"), dated March 17, 2020, furnished to PNC shareholders in connection with the solicitation of proxies by the Board of Directors of PNC for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.
THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020
To the Shareholders of The PNC Financial Services Group, Inc.:
Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our shareholders, employees, partners and communities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders of The PNC Financial Services Group, Inc. ("PNC") has been changed. The annual meeting will be held solely by remote communication in a virtual-only format. You will not be able to attend the meeting in person at a physical location. The previously announced date and time of the annual meeting (Tuesday, April 28, 2020 at 11:00 a.m., Eastern Time) has not changed.
The annual meeting will be accessible at www.meetingcenter.io/247992536. As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a PNC shareholder as of the close of business on January 31, 2020, the record date for the annual meeting, or if you hold a valid legal proxy issued by your broker or bank. You may vote your shares and will have the opportunity to submit questions during the virtual-only annual meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the updated Regulations for Conduct that will be posted on the meeting website. You may also join the virtual-only annual meeting as a guest. Participants who join the meeting as a guest will not have the ability to vote their shares or submit questions during the meeting.
To attend the virtual-only annual meeting as a shareholder, you must enter a control number and the password for the meeting (PNC2020), and follow the instructions for voting available on the meeting website.

•	If you are a registered shareholder, your control number can be found on the proxy card, notice or email previously distributed to you.

•
If you are a street name shareholder who holds your shares through an intermediary, such as a broker or bank, you must obtain a control number in advance to vote during the meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker or bank by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as "Legal Proxy" and must be received by Computershare no later than 5:00 p.m., Eastern Time, on April 23, 2020. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

It is important that you review the proxy materials for the annual meeting previously distributed to you. Whether or not you plan to attend the virtual-only annual meeting, we encourage you to vote your shares in advance of the meeting using one of the voting methods described in the proxy materials. The 2020 proxy statement and our 2019 Annual Report are available at www.envisionreports.com/PNC.

April 3, 2020	By Order of the Board of Directors,

Alicia G. Powell
Corporate Secretary